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                          THE WILLIAMS COMPANIES, INC.

                            DEALER MANAGER AGREEMENT

                                                               November 17, 2005


LEHMAN BROTHERS INC.
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
       INCORPORATED


Lehman Brothers Inc.
745 7th Avenue
New York, New York 10019

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
       Incorporated
Four World Financial Center
New York, New York 10080

Ladies and Gentlemen:

      1. General. The Williams Companies, Inc., a Delaware corporation (the "COMPANY"), plans to make an offer (the "OFFER") to pay a cash premium to holders of any and all of up to $299,987,000 aggregate principal amount of the Company's outstanding 5.50% Junior Subordinated Convertible Debentures due 2033 (the "SECURITIES") who elect to convert their Securities to shares of the Company's common stock ("COMPANY SHARES") in accordance with the terms of the Securities and upon the terms and subject to the conditions set forth in the Preliminary Conversion Offer Prospectus dated the date hereof and included in the Registration Statement (as defined below) (and as amended or supplemented from time to time prior to effectiveness of the Registration Statement, the "PRELIMINARY PROSPECTUS"), and the related Letter of Transmittal (the "LETTER OF TRANSMITTAL") dated the date hereof and filed as Exhibit 99.1 to the Registration Statement.

      The following materials to be used by the Company in connection with the Offer, as any of them may be amended, modified or supplemented from time to time, are collectively referred to herein as the "OFFER MATERIAL":

         (a) The Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "COMMISSION") on November 17, 2005 in accordance with the Securities Act of 1933, as amended, and the rules and
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regulations of the Commission thereunder (collectively, the "1933 ACT"), relating to the Offer and the issuance of the Company Shares in connection therewith. As used in this agreement (the "DEALER MANAGER AGREEMENT" or this "AGREEMENT"), the term "REGISTRATION STATEMENT" means such registration statement, including all exhibits, financial statements, schedules or other information included or incorporated by reference therein, when it becomes effective under the 1933 Act, and as amended or supplemented from time to time.

         (b) The Company's Conversion Offer Prospectus relating to the Offer and the Company Shares to be issued in connection therewith. As used in this Agreement, the term "PROSPECTUS" means (i) any prospectus, as amended or supplemented on or prior to the Acceptance Date (as defined below) (including, but not limited to, the Preliminary Prospectus) that the Company uses, prepares, files, distributes or approves in writing which is used to solicit tenders of Securities in the Offer, or (ii) after the effectiveness of the Registration Statement, the prospectus, if any, filed with the Commission pursuant to Rule 424(b) under the 1933 Act, in the form it was first filed, provided that such prospectus was used to solicit tenders of Securities in the Offer on or prior to the Acceptance Date. All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated, or deemed to be incorporated, by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents, financial statements and schedules incorporated, or deemed to be incorporated, by reference therein pursuant to Form S-4 under the 1933 Act, as of the effective date of the Registration Statement or the date of the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents, financial statements and schedules filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1934 ACT") and so incorporated, or deemed to be incorporated, by reference (such incorporated documents, financial statements and schedules being herein called the "INCORPORATED DOCUMENTS"). For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         (c) The Tender Offer Statement on Schedule TO (the "SCHEDULE TO") filed or to be filed by the Company with the Commission pursuant to Rule 13e-4 under the 1934 Act and all amendments to the Schedule TO (each an


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"AMENDMENT" and, collectively, the "AMENDMENTS") and the Letter of Transmittal.

         (d) The Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 relating to the Offer.

         (e) The form of letter to Registered Holders and The Depository Trust Company Participants relating to the Offer, and the form of letter to Clients of Registered Holders and The Depository Trust Company Participants relating to the Offer.

         (f) Any other documents or materials whatsoever (including newspaper announcements and press releases) relating to the Offer that are distributed or made available to the public or the holders of the Securities by or at the direction of the Company in connection with the Offer.

        2. Engagement as Dealer Managers. (a) The Company hereby retains each of Lehman Brothers Inc., Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as the exclusive dealer managers with respect to the Offer (each a "DEALER MANAGER" and together, the "DEALER MANAGERS"). On the basis of the representations and warranties and agreements of the Company herein contained and subject to and in accordance with the terms and conditions hereof and of the Offer Material, you hereby agree to act as Dealer Managers in connection with the Offer and in connection therewith, you shall act in accordance with your customary practices and shall perform those services in connection with the Offer that are customarily performed by investment banking firms in connection with acting as a dealer manager of transactions of a like nature, including, but not limited to, soliciting conversions pursuant to the Offer and communicating generally regarding the Offer with brokers, dealers, commercial banks and trust companies and other persons, including the holders of the Securities. The Dealer Managers shall have no obligation to cause copies of the Offer Material to be transmitted generally to the holders of the Securities.

         (b) The Company acknowledges and agrees that each of the Dealer Managers has been retained hereunder to act solely as a Dealer Manager. In such capacity, each of the Dealer Managers shall act hereunder as an independent contractor and shall not be deemed the agent or fiduciary of the Company or any of its affiliates, equity holders or creditors or of any other person, and any of the duties of the Dealer Managers arising out of the Dealer Managers' engagement pursuant to this Agreement shall be owed solely to the Company. None of the Dealer Managers shall be liable to the Company, its affiliates, equity holders or creditors or to any other person for any act or omission on the part of, and shall not be deemed to be the agent or fiduciary of, any broker or dealer, commercial bank or trust company and no such broker or dealer, commercial bank or trust company shall be deemed to be acting as the agent or fiduciary of any of the


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Dealer Managers (including, without limitation, for purposes of Section 10 of this Agreement). Nothing contained in this Agreement shall constitute any of the Dealer Managers a partner of or joint venturer with the Company.

      3. Solicitation Material, Withdrawal. The Company agrees to furnish you with as many copies as you may reasonably request of any Offer Material, and hereby authorizes you to use the Offer Material in connection with the Offer. The Company agrees that, within a reasonable time prior to using any Offer Material, it will submit copies of such material to you and your counsel and will not use or publish any such material to which you reasonably object. The Company agrees that the Offer Material have been or will be prepared and approved by, and are the sole responsibility of, the Company. The Company shall inform you promptly after it receives notice or becomes aware of the happening of any event, or the discovery of any fact, that would require the making of any change in any Offer Material then being used or that would affect the accuracy or completeness of any representation or warranty contained in this Agreement if such representation or warranty were being made immediately after the happening of such event or the discovery of such fact.

      In the event that (i) the Company uses or permits the use of any Offer Material (a) that has not been submitted to you and your counsel for comment or
(b) that has been so submitted and with respect to which you or your counsel have made comments, but which comments have not resulted in a response reasonably satisfactory to you to reflect such comments, (ii) the Company shall have breached any of its representations, warranties, agreements, obligations or covenants contained herein, (iii) there shall have occurred any material adverse change, or any development or event involving a material adverse change, in the financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE CHANGE"), that, in your judgment, makes it impracticable or inadvisable to carry out the Offer, the conversion of Securities pursuant thereto or the performance of this Agreement,
(iv) the Offer is terminated or withdrawn for any reason other than as a result of the gross negligence, bad faith or willful misconduct of any Dealer Manager or (v) any stop order, restraining order, injunction or denial of an application for approval has been issued in connection with the Offer and not thereafter stayed or vacated or any proceeding, litigation or investigation in connection with the Offer has been initiated, that, in either case in your judgment, makes it impracticable or inadvisable to carry out the Offer, the conversion of Securities pursuant thereto or the performance of this Agreement, then in any such case you shall be entitled to withdraw as a Dealer Manager, by providing written notice of such withdrawal to the Company, without any liability or penalty to you or any other Indemnified Party (as defined in Section 10) and without loss of any right to the payment of all expenses payable in accordance with Section 5 hereunder which have been incurred by you to the date of such withdrawal. If you withdraw as a Dealer Manager in accordance with the foregoing provision, the reimbursement for your


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expenses through the date of such withdrawal shall be paid to you promptly after such date. Notwithstanding anything contained in this Agreement to the contrary, the Company may, in its discretion, carry out the Offer after your withdrawal as Dealer Manager, provided that the Company (y) amends or supplements the Offer Material to disclose that you have withdrawn as Dealer Manager and (z) utilizes a means reasonably calculated to reach holders of the Securities to inform them of such withdrawal.

      4. Compensation. The Company agrees that it will pay all of the compensation due to the Dealer Managers for their services as Dealer Managers hereunder and agrees that such compensation will be as set forth in Schedule I hereto and that such compensation will be paid in cash immediately upon the completion of the Offer.

      5. Expenses. The Company agrees that it will pay all of the following expenses related to the Offer: (i) all fees and expenses relating to the preparation, printing, mailing and publishing of the Offer Material, including the cost of preparation and filing of the Registration Statement and any amendment thereto and Schedule TO and any Amendments thereto, and the cost of furnishing copies thereof to the Dealer Managers, (ii) all fees and expenses of the Company's counsel and accountants and of the Conversion Agent and Information Agent (each as defined in Section 6), (iii) all advertising charges,
(iv) all fees and expenses of any depositary, transfer agent, conversion agent or other person rendering services in connection with the Offer, (v) mailing and handling expenses incurred by brokers and dealers (including you), commercial banks, trust companies and other nominees in forwarding the Offer Material to their customers, (vi) the cost of the preparation, issuance and delivery of the Company Shares issued upon conversion of Securities, including any and all transfer and other taxes payable thereon, except as otherwise stated in the Letter of Transmittal, (vii) all expenses in connection with the qualification of the Company Shares for offer and delivery, (viii) all costs and expenses incident to the additional listing of the Company Shares on the New York Stock Exchange, (ix) all fees and expenses of Davis Polk & Wardwell as counsel to the Dealer Managers and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 5. All payments to be made by the Company pursuant to this
Section 5 shall be made promptly after the expiration or termination of the Offer or withdrawal by you from acting as Dealer Managers in accordance with
Section 3 or, if later, promptly after the related fees or expenses accrue and are invoiced. The Company shall perform its obligations set forth in this
Section 5 whether or not the Offer is commenced or the Company acquires any Securities pursuant to the Offer or otherwise.

      6. Conversion Agent and Information Agent. (a) The Company will arrange for JPMorgan Chase Bank, National Association, a national banking


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association, to serve as conversion agent (the "CONVERSION AGENT") in connection with the Offer and, as such, to advise you at least daily as to such matters relating to the Offer as you may request. The Company shall provide you or cause The Depository Trust Company ("DTC") to provide you with copies of the records or other lists showing the names and addresses of, and number of Securities held by, the holders of Securities as of a recent date and shall, from and after such date, use its commercially reasonable efforts to cause you to be advised from day to day during the pendency of the Offer of all transfers of Securities, such notification consisting of the name and address of the transferor and transferee of any Securities and the date of such transfer. The Company will arrange for D.F. King & Co., Inc., to serve as information agent ("INFORMATION AGENT") in connection with the Offer and, as such, to advise you as to such matters relating to the Offer as you may reasonably request and to furnish you with any written reports concerning any such information as you may reasonably request.

      (b) The Company authorizes you to communicate with the Conversion Agent, the Information Agent and with DTC in its capacity as depositary, with respect to matters relating to the Offer.

      7. Representations, Warranties and Certain Agreements of the Company. The Company represents and warrants to each of the Dealer Managers, and agrees with each of the Dealer Managers, as of the date hereof, as of the date of commencement of the Offer pursuant to Section 13(e) of the 1934 Act (if different from the date hereof) (the "COMMENCEMENT DATE") and as of the date on which the Securities are accepted by the Company pursuant to the Offer (the "ACCEPTANCE DATE") (unless another date is specifically referenced in which case the representation and warranty shall speak as of such date):

      (a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-4 under the 1933 Act and, on or prior to the Commencement Date, has filed with the Commission the Registration Statement and paid the applicable filing fees. As of the Acceptance Date, the Registration Statement and any post-effective amendment thereto have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement and any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

      At the respective times the Registration Statement and any post-effective amendments thereto become effective and at the Acceptance Date, the Registration Statement and any amendments thereto will comply in all material respects with the requirements of the 1933 Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated


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therein or necessary to make the statements therein not misleading. Neither the
Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by you or on your behalf specifically for use therein.

      Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, complied when so filed in all material respects with the 1933 Act and each preliminary prospectus and the Prospectus prepared for use in connection with the Offer will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (b) Offer Material. A complete and correct copy of the Offer Material has been furnished to you and your counsel or will be furnished no later than the Commencement Date. The Offer Material, as then amended or supplemented (other than the Prospectus and the Registration Statement, and any amendments and supplements thereto, which are covered in subsection (a) above), complied and will comply in all material respects with the requirements of the 1933 Act and the 1934 Act, as applicable, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Offer Material nor any amendments or supplements thereto (other than the Prospectus and the Registration Statement, and any amendments and supplements thereto, which are covered in subsection (a) above) included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (c) Incorporated Documents. The Company has filed all documents with the Commission that it is required to file under the 1933 Act and the 1934 Act, as applicable; the Incorporated Documents, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Acceptance Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (d) Financial Statements. The financial statements of the Company, together with the related schedules and notes to such financial statements,


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included in the Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and except as otherwise disclosed in the Prospectus, such financial statements comply as to form with the applicable accounting requirements of the 1933 Act and have been prepared in conformity with generally accepted accounting principles ("GAAP") in the United States applied on a consistent basis throughout the periods involved (except as stated therein); and any schedules included in the Registration Statement present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected historical financial data set forth under the caption "Selected Historical Consolidated Financial Data" in the Prospectus present fairly the information shown therein and have been compiled as described in the Prospectus under the caption "Selected Historical Consolidated Financial Data."

      (e) Independent Accountants. Ernst & Young LLP, who have reported upon the audited financial statements and schedules included or incorporated by reference in the Prospectus, are independent public auditors with respect to the Company within the meaning of the rules and regulations promulgated under the 1933 Act.

      (f) No Material Adverse Change in Business. Other than as may be set forth in the Prospectus, neither the Company nor any of its Significant Subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which would be reasonably likely to result in any Material Adverse Effect, or any development involving a material adverse change in or affecting the financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, otherwise than as may be set forth or contemplated in the Prospectus, and, since the respective dates as of which information is given in the Prospectus or since the date of the Prospectus, there has not been (i) any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, (ii) any material adverse change in or affecting the financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole or (iii) any transaction entered into by the Company or any of its Significant Subsidiaries, other than in the ordinary course of business, that is material to the Company and its subsidiaries, taken as a whole, otherwise than as disclosed, in each case, in the Prospectus.

      (g) Good Standing of the Company. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly


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qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

      (h) Good Standing of Subsidiaries. Each significant subsidiary of the Company (as defined in Rule 1-02 of Regulation S-X under the 1933 Act (each, a "SIGNIFICANT SUBSIDIARY" and collectively, the "SIGNIFICANT SUBSIDIARIES") has been duly organized or validly formed, is validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, has the power (corporate or other) and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding shares of capital stock or other equity interests of each Significant Subsidiary have been duly authorized and validly issued and, if applicable, are fully paid and nonassessable and, except as disclosed in the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens encumbrances, equities and claims.

      (i) Capital Stock. The Company has an authorized capitalization as set forth in the Prospectus and Offer Material; all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus and Offer Material; and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.

      (j) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

      (k) Authorization of Company Shares. The Company has duly authorized for issuance a sufficient number of Company Shares to be issued on conversion of the Securities as contemplated by the Offer pursuant to its terms and, when any Company Shares are issued and delivered by the Company pursuant to the terms of the Indenture dated as of May 28, 2003 among the Company and JPMorgan Chase Bank, as trustee, and as provided in the Offer Material, such Company Shares will be validly issued and fully paid and non-assessable; the Company Shares conform in all material respects to the respective statements relating thereto contained in the Prospectus and Offer Material and the issuance of the Company Shares by the Company is not subject to any preemptive or other similar rights of any security holder of the Company.


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      (l) Noncontravention. The Company has full power and authority to make and consummate the Offer in accordance with its terms and to execute, deliver and perform its obligations under this Agreement. The (i) execution, delivery and performance by the Company of this Agreement, (ii) making and consummation of the Offer by the Company (including but not limited to the issuance and delivery of Company Shares thereunder), (iii) obtaining and use by the Company of funds required in connection with the Offer, (iv) use of the Offer Material and the filing of the Registration Statement, the Prospectus and the Schedule TO, and any amendments or supplements thereto and (v) consummation by the Company of the transactions contemplated by this Agreement and in the Offer Material, in each case, have been duly authorized by all necessary action (corporate or other) on the part of the Company and do not and will not (x) result in any violation of the charter or by-laws of the Company or (y) conflict with, or result in a breach of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates is bound (except for such conflicts, breaches or defaults, in the case of this clause (y), that would not reasonably be expected to have a Material Adverse Effect), nor does or will such action result in any violation of any statute applicable to the Company or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

      (m) Absence of Proceedings. Other than as set forth or incorporated by reference in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Significant Subsidiary or to which any of their respective properties are subject that would reasonably be expected to result in any Material Adverse Effect, or that would reasonably be expected to adversely affect the consummation of the Offer or the other transactions contemplated in this Agreement.

      (n) Absence of Further Requirements. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body having jurisdiction over the Company or any of its properties is required for the execution, delivery and performance by the Company of this Agreement, in connection with the consummation of the Offer or the other transactions described in the Offer Material by the Company, except as may be required by the securities or Blue Sky laws of the various states in connection with the Offer.

      (o) Possession of Licenses and Permits. The Company and its Significant Subsidiaries each have obtained all consents, authorizations,


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approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, and all courts or other tribunals (collectively, the "LICENSES") necessary to own, hold, or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, except where the failure to possess such Licenses would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its Significant Subsidiaries has received any written notice of proceedings relating to revocation or modification of any such Licenses, except to the extent that any such revocation or modification would not have a Material Adverse Effect.

      (p) Sufficient Funds. The funds to be made available by the Company for consummation of the Offer as described in the Offer Material are available or will be available to the Company by the Acceptance Date and the Company will have sufficient authority under applicable law to use such funds as described to enable the Company promptly to pay the cash consideration for the Securities pursuant to the Offer as described in the Prospectus.

      (q) Officers' Certificates. Any certificate signed by any officer of the Company delivered to you or to your counsel and requested in writing with respect to this Agreement shall be deemed a representation and warranty by the Company to each Dealer Manager as to the matters covered thereby.

      (r) Absence of Defaults and Conflicts. The Company is not (i) in violation of its charter or by-laws, as applicable, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or which any of its properties or assets may be subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except with respect to (ii) or (iii), for any such violations or defaults that would not be reasonably likely, singly or in the aggregate, to have a Material Adverse Effect.

      (s) Compliance with Environmental Laws. (i) Each of the Company and its Significant Subsidiaries (A) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (B) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted and
(C) is in compliance with all terms and conditions of any such permit, license or approval, except, with respect to (A), (B) and (C), as may be disclosed in the Prospectus and except where such noncompliance with Environmental Laws, failure to receive required


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permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not be reasonably likely to, singly or in the aggregate, have a Material Adverse Effect.

                       (ii) There has been no storage, disposal, generation,
             manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its Significant Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its Significant Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except as may be disclosed in the Prospectus and except for any violation or remedial action which would not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Significant Subsidiaries or with respect to which the Company or any of its Significant Subsidiaries have knowledge, except as may be set forth in the Prospectus, and except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection

      (t) Internal Controls. The Company (i) makes and keeps books and records which accurately reflect transactions and dispositions of the Company's assets and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, and (C) access to its assets is permitted only in accordance with management's general or specific authorization.

      (u) Disclosure Controls and Procedures. (i) (A) The Company has established and maintains disclosure controls and procedures (as such terms are defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act); (B) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding required disclosure; and (C) such disclosure controls and procedures are effective at a reasonable assurance level to perform the functions for which they were established.

                       (ii) Since the date of the filing of the Company's
             Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, as amended, the Company's auditors and the audit committee of the board of directors of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.

                       (iii) Since the date of the filing of the Company's
             Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, as amended there have been no material changes in internal controls over financial reporting that have materially affected or are reasonably likely to materially affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

      (v) Investment Company Act. The Company is not and, after giving effect to the issuance of the Company Shares in connection with the Offer, will not be an "investment company" required to be registered under the Investment Company Act of 1940, as amended.

      (w) ERISA Compliance. Except as disclosed in the Offer Material, the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no Reportable Event has occurred with respect to any "pension plan" (as defined by ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder

(the "CODE"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification. "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than those events described in Section 4043(c)(3) and other than those events as to which the thirty day notice period is waived under subsections .22, .24 (solely with respect to partial termination of a Plan), .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.Section 4043).

      (x) Insurance. The Company and its Significant Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is reasonable in accordance with customary practices for companies of a similar size engaged in similar businesses in similar industries for the conduct of their respective businesses and the value of their properties.

      (y) Listing. The Company Shares have been approved for listing on the New York Stock Exchange.

      8. Additional Agreements. (a) The Company shall notify you immediately and, if requested, shall notify you in writing of (i) when the Registration Statement has become effective and when any Prospectus is mailed (or otherwise sent) for filing pursuant to Rule 424 under the 1933 Act, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) the filing of any post-effective amendment to the Registration Statement, (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Preliminary Prospectus or any Offer Material, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes,
(vi) the occurrence of any event that would reasonably be expected to cause the Company to withdraw or terminate the Offer or would permit the Company to exercise any right not to accept tendered Securities, (vii) any proposal or requirement to make, amend or supplement any other Offer Material, (viii) the commencement of any material litigation or the issuance of any order or the taking of any other action by any administrative or judicial tribunal or other governmental agency or instrumentality concerning the Offer (and, if in writing, will furnish you a copy thereof), (ix) the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Company Shares under state securities or blue sky laws or the initiation or threatening of any proceeding for that purpose, (x) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which would reasonably be expected to (a) cause the

Company to amend, withdraw or terminate the Offer, (b) cause any representation or warranty contained in this Agreement to be untrue or inaccurate, or (c) permit the Company to exercise any right not to convert the Securities tendered under the Offer (and the Company will so advise you before such rights are exercised) and (xi) any other information relating to the Offer which you may from time to time reasonably request.

      The Company agrees that if any event occurs or condition exists as a result of which the Offer Material (other than the Registration Statement and the Prospectus, which are discussed in Section 8(g) below) would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances existing when the Offer Material is delivered to a holder of Securities, not misleading, or if, in the opinion of the Company, after consultation with you, it is necessary at any time to amend or supplement the Offer Material to comply with applicable law, the Company shall immediately notify you, prepare an amendment or supplement to the Offer Material that will correct such statement or omission or effect such compliance and supply such amended or supplemented Offer Material to you.

      (b) The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, will make every reasonable effort to obtain the lifting thereof at the earliest possible moment.

      The Company will file promptly all reports or information statements required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Preliminary Prospectus and for so long as the delivery of a prospectus is required in connection with the Offer. The Company will promptly file with the Commission on the Commencement Date a Schedule TO and will promptly file as required any and all necessary Amendments.

      (c) Commencing on the Commencement Date, the Company will cause to be delivered to each registered holder of the Securities, as soon practicable, a copy of the Preliminary Prospectus and Letter of Transmittal and all other appropriate Offer Material. Thereafter, to the extent practicable until the expiration or termination of the Offer, the Company will use its best efforts to cause copies of such material to be mailed to each person who becomes a registered holder of any Company Shares.

      (d) The Company will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule

462(b) of the 1933 Act regulations), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish you with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which you shall reasonably object in writing.

      (e) The Company has furnished or will deliver to you, without charge, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to you, without charge, as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as you may reasonably request. The Company further agrees that the Registration Statement and each amendment thereto furnished to you will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (f) The Company will deliver to you, without charge, as many copies of the Prospectus as you may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to you, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as you may reasonably request. The Company further agrees that the Prospectus and any amendments or supplements thereto furnished to you will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (g) The Company will comply with the 1933 Act and the 1934 Act so as to permit the completion of the distribution of the Company Shares as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with the distribution of the Company Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of your counsel or counsel for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a holder of Securities, not misleading, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly prepare and file with the Commission, subject to the terms of this Agreement, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to you, without charge, such number of copies of such amendment or supplement as you may reasonably request.

      (h) The Company will use its commercially reasonable efforts, in cooperation with you and in accordance with Rule 13e-4 of the 1934 Act, to qualify the Company Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as you and the Company may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Company Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

      (i) The Company will not, directly or indirectly, distribute the Offer Material to any holder of Securities in or from any jurisdiction outside the United States, or otherwise extend the Offer to any holder of Securities residing in any jurisdiction outside the United States, except under circumstances that will result in compliance with the applicable laws and regulations of such jurisdiction.

      (j) The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

      (k) On or prior to the Commencement Date, the Company will have entered into agreements with the Information Agent and the Conversion Agent and will have made appropriate arrangements, to the extent applicable, with DTC or any other "qualified" securities depositary to allow for the book-entry movement of the tendered Securities between depositary participants and the Conversion Agent.

      9. Documentary Covenants. (a) The Company covenants that it shall, on the Commencement Date, deliver or cause to be delivered to you each of (i) the signed opinion, dated the Commencement Date, of James J. Bender, Esq., Senior Vice President and General Counsel of the Company, and the signed opinion and letter, each dated the Commencement Date, of Gibson, Dunn & Crutcher LLP, counsel for the Company, each substantially in the form set forth in Exhibits A, B and C hereto with customary qualifications, assumptions and exceptions reasonably satisfactory to you, (ii) a certificate of the Treasurer of the Company and the chief financial officer or chief accounting officer of the Company, dated as of the Commencement Date, to the effect that, (y) the Company Shares have been duly approved for listing on the New York Stock Exchange and
(z) since the date of the most recent financial statements included or incorporated by reference in the Registration Statement and the Prospectus, there has been no Material Adverse Change (other than as set forth in the Prospectus), (iii) a certificate, dated the Commencement Date, of the Secretary of the Company in form and substance reasonably satisfactory to you and (iv) a letter from Ernst & Young LLP, dated as of the Commencement Date, in form and substance reasonably satisfactory to you, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

      (b) Unless you have previously withdrawn as Dealer Managers, the Company covenants that it shall, on the Acceptance Date, deliver or cause to be delivered to you each of the documents listed in clauses (i) through (v) below and that it will not accept Securities tendered pursuant to the Offer unless on such Acceptance Date: (i) the signed opinion, dated the Acceptance Date, of James J. Bender, Esq., Senior Vice President and General Counsel of the Company, and the signed opinion and letter, each dated the Acceptance Date, of Gibson, Dunn & Crutcher LLP, counsel for the Company, each substantially in the form set forth in Exhibits A, B and C hereto with customary qualifications, assumptions and exceptions reasonably satisfactory to you, (ii) the Company shall have delivered or caused to be delivered written evidence that the Company Shares are duly authorized for listing on the New York Stock Exchange, (iii) the Company shall have delivered or caused to be delivered to you a certificate of the Treasurer of the Company and the chief financial officer or chief accounting officer of the Company, dated as of the Acceptance Date, to the effect that (w) since the date of this Agreement, there has been no Material Adverse Change (other than as set forth in the Prospectus), (x) the Company's representations and warranties in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Acceptance Date, and (y) the Company has complied with all agreements and taken all actions to be performed or satisfied by the Company pursuant to this Agreement at or prior to the Acceptance Date, and (z) the Registration Statement has been declared effective by the Commission and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer's knowledge, are threatened by the Commission, (iv) the Company shall have delivered or caused to be delivered to you a certificate, dated the Acceptance Date, of the Secretary of the Company in form and substance reasonably satisfactory to you and (v) the Company shall have delivered or have caused to be delivered to you a letter from Ernst & Young LLP, dated as of the Acceptance Date, to the effect that Ernst & Young LLP reaffirms the statements made in the letter furnished pursuant to subsection (a)(iv) of this Section 9, except that the specified date referred to shall be a date not more than three business days prior to the Acceptance Date.

      10. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Dealer Manager and the affiliates and respective directors, officers, employees, representatives, advisors and agents of each Dealer Manager and each person who controls any of the Dealer Managers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each of the Dealer Managers and each such person being an "INDEMNIFIED PARTY") as follows:

                (i) from and against any and all losses, claims, damages, liabilities and reasonable expenses whatsoever, joint or several, as incurred, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to, arising out of, or based on (A) any untrue statement or alleged untrue statement of a material fact contained in the Offer Material, as amended or supplemented, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) any breach by the Company of any of its representations, warranties or agreements contained herein, (C) the Company's failure to make or consummate the Offer or the withdrawal, rescission, termination, amendment or extension of the Offer or any other failure on the Company's part to comply with the terms and conditions contained in the Offer Material, (D) any of the transactions contemplated in the Offer Material or the engagement of the Dealer Managers pursuant to, and the performance by the Dealer Managers of the services contemplated by, this Agreement except in the case of this clause (D) to the extent that any losses, claims, damages, liabilities or expenses are found in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of an Indemnified Party, or (E) any action taken or omitted to be taken by an Indemnified Party with the consent of the Company or in conformity with the instructions or actions or omissions of the Company;

                (ii) from and against any and all losses, claims, damages, liabilities and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever related to, arising out of or based on any matter described in subparagraph (i) above, provided that any such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld); and

                (iii) from and against any and all reasonable expenses whatsoever, as incurred (including the fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever related to, arising out of or based on any matter described in
      (i) above, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

      provided, however, that the Company shall not be liable under clause (A) of subparagraph (i) above to the extent that any losses, claims, damages, liabilities or expenses arise out of any untrue statement or omission or alleged untrue statement or omission made in the Offer Material in reliance upon and in conformity with written information furnished to the Company by the Dealer Managers expressly for use in the Offer Material, it being understood and agreed that the only such information furnished by any Dealer Manager consists of such Dealer Manager's legal and marketing name.

      (b) The Company agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company, its security holders or creditors relating to or arising out of the engagement of the Dealer Managers pursuant to, or the performance by the Dealer Managers of the services contemplated by, this Agreement except to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of the Dealer Managers.

      (c) If the indemnification provided for in Section 10(a) hereof is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein (other than as a result of the proviso to Section 10(a) or, in the case of clause (D) of Section 10(a)(i), as a result of the gross negligence, bad faith or willful misconduct of an Indemnified Party), then the Company agrees to contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits to the Company on the one hand and to the Dealer Managers on the other hand from the Offer (whether or not consummated) or (ii) if, but only if, the allocation provided by clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Dealer Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits to the Company on the one hand and the Dealer Managers on the other hand, in connection with the Offer (whether or not consummated) shall be deemed to be in the same proportion as the total value paid or proposed to be paid to holders of the Securities pursuant to the Offer (whether or not consummated) bears to the fees actually received by the Dealer Managers pursuant to Section 4 hereunder. The relative fault of the Company on the one hand and the Dealer Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Dealer Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this Section 10(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(c). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 10(c) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission; provided, however, that to the extent permitted by applicable law, in no event shall any of the Dealer Managers be required to contribute any amount which, in the aggregate, exceeds the aggregate fees received by such Dealer Manager under
Section 4 of this Agreement.

      (d) In the event an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company, the Company agrees to reimburse such Indemnified Party for all reasonable expenses as incurred by such Indemnified Party in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

      (e) Promptly after receipt by an Indemnified Party of written notice of any claim or commencement of an action or proceeding with respect to which indemnification or contribution may be sought hereunder, such Indemnified Party shall notify the Company in writing of such claim or of the commencement of such action, claim or proceeding, but failure so to notify the Company will not relieve the Company from any liability which it may have hereunder to such Indemnified Party except to the extent that the Company has been prejudiced in any material respect by such failure, and in any event will not relieve the Company from any other liability that it may have to such Indemnified Party. In the event of any such claim, action or proceeding, if such Indemnified Party shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it wishes, may assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and shall pay the reasonable fees and expenses of such counsel; provided, however, (i) if the Company fails to assume such defense within fifteen business days after receiving written notice of any such claim, action or proceeding or
(ii) if there exists or may exist a conflict of interest that would make it inappropriate in the reasonable judgment of such Indemnified Party for the same counsel to represent both the Indemnified Party and the Company, then such Indemnified Party shall be entitled to retain its own counsel at the reasonable expense of the Company provided, further, however, that the Company shall not be required to pay the fees and expenses of more than one separate counsel (in addition to any local counsel) for all Indemnified Parties in any jurisdiction in respect of any single claim, action or proceeding. In respect of any claim, action or proceeding the defense of which shall have been assumed by the Company in accordance with the foregoing, each Indemnified Party shall have the right to participate in such litigation and to retain its own counsel at its own expense.

      (f) The Company agrees that, without your prior written consent, it will not settle, compromise or consent to the entry of any judgment in or with respect to any pending or threatened claim, action, investigation or proceeding in respect of which indemnification or contribution could be sought under this
Section 10 (whether or not you or any other Indemnified Party is an actual or potential party to such claim, action, investigation or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, investigation or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party. The Company shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent the Company agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement.

      (g) If at any time an Indemnified Party shall have requested that the Company reimburse the Indemnified Party for fees and expenses of counsel, the Company agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Company of the aforesaid request, (ii) the Company shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) the Company shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement.

      (h) The rights of any Indemnified Party under this Agreement shall be in addition to and not in limitation of any rights that any Indemnified Party may have at common law or otherwise.

      11. Survival of Indemnities, Representations, Warranties, Etc. The indemnity and contribution agreements contained in Section 10, the provisions of Sections 4 and 5 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any failure to commence, or the withdrawal, termination or consummation of, the Offer or the termination or assignment of this Agreement,
(ii) any investigation made by or on behalf of the Company or any Indemnified Party and (iii) any withdrawal by you pursuant to Section 3.

      12. Severability of Provisions. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the agreements contained herein is not affected in any manner adverse to any party. Upon such determination that any term or provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the agreements contained herein may be performed as originally contemplated to the fullest extent possible.

      13. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in two or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      14. Parties In Interest. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company, the Dealer Managers and the other Indemnified Parties (as defined in Section 10) and their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

      15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE

LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND PERFORMED IN THAT STATE.

      16. References to the Dealer Managers. The Company agrees that any reference to any of the Dealer Managers in the Registration Statement, Prospectus or Offer Material, or in any other release or communication relating to the Offer, is subject to your prior approval, which approval shall not be unreasonably withheld or delayed.

      17. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt being confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

            (a)     If to the Dealer Managers:

                    Lehman Brothers Inc.
                    745 7th Avenue
                    New York, New York 10019
                    Facsimile No. (713) 647-6285
                    Attention: Robert Pierce, Managing Director / Global Natural Resources Group

                    Merrill Lynch & Co.,
                    Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated
                    Four World Financial Center
                    New York, New York 10080
                    Facsimile No. (212) 449-8065 / 4914
                    Attention: Liability Management,
                    Scott Hague / Steve Sanchez

                    with a copy to:

                    Davis Polk & Wardwell
                    450 Lexington Avenue
                    New York, New York 10017
                    Facsimile No. (212) 450-3800
                    Attention: Richard A. Drucker, Esq.

                    and

            (b)     If to the Company:

                    The Williams Companies, Inc.
                    One William Center, Suite 5000
                    Tulsa, Oklahoma 74172
                    Facsimile No. (918) 573-2065
                    Attention: Treasurer

                    with a copy to:

                    Gibson, Dunn & Crutcher LLP
                    1801 California Street, Suite 4100
                    Denver, Colorado 80202
                    Facsimile No. (303) 296-5310
                    Attention: Richard M. Russo, Esq.

      18. Securities Positions. The Company acknowledges that it has no objection to the fact that, in the course of trading activities, the Dealer Managers may from time to time have positions in, and, in accordance with applicable law, buy or sell securities of, the Company and its affiliates.

      19. Tombstone. You may place an announcement in such newspapers and periodicals as you may choose, stating that the Dealer Managers are acting or have acted as exclusive dealer managers to the Company in connection with the Offer. Any such announcement shall be at your sole option and expense and subject to the reasonable approval of the Company.

      20. Waiver of Right to Trial by Jury and Applicable Law. The Dealer Managers and the Company each waive any right to trial by jury in any action, claim, suit or proceeding with respect to the engagement of the Dealer Managers hereunder.

      21. Miscellaneous. The descriptive headings contained in this Agreement are incorporated for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      22. Entire Agreement; Amendment. This Agreement supersedes all prior agreements and undertakings, both written and oral, of the parties hereto, or any of them, with respect to the subject matter hereof and constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be waived, amended or modified except in writing signed by each party to be bound hereby.


                            [SIGNATURE PAGES FOLLOW]

      Please indicate your willingness to act as a Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter shall constitute a binding agreement among us.

                                    Very truly yours,

                                    THE WILLIAMS COMPANIES, INC.



                                    By:
                                         -------------------------------
                                         Name:
                                         Title:

Accepted as of the date first above written:

LEHMAN BROTHERS INC.



By:
     -----------------------------------
     Name:
     Title:


MERRILL LYNCH & CO.,
MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED



By:
     -----------------------------------
     Name:
     Title:

                                                                      Schedule I

                                  COMPENSATION

      (1) The compensation due to the Dealer Managers shall be equal to (i) $0.25 for each $50 principal amount of the Securities validly tendered and accepted by the Company pursuant to the Offer.

      (2) The total compensation paid by the Company to the Dealer Managers pursuant to (1) above shall be allocated among the Dealer Managers as follows:

Lehman Brothers Inc.                                                         60%
Merrill Lynch, Pierce, Fenner & Smith                                        40%
                     Incorporated
                                                                            ---
                                                                            100%

                                      S-I-1

                                                                       Exhibit A


                    FORM OF OPINION OF JAMES J. BENDER, ESQ.,
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
             OF THE COMPANY, TO BE DELIVERED PURSUANT TO SECTION 9

      [To Be Dated the Commencement Date or Acceptance Date, as Applicable]

      (i) The Company and each of its Significant Subsidiaries have been duly incorporated or validly formed and are validly existing in good standing under the laws of their respective jurisdictions of formation or incorporation, have the requisite power and authority to own their property and to conduct their business as described in the Prospectus and are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except to the extent such failure to be qualified or in good standing would not reasonably be expected to have a Material Adverse Effect, and all of the issued shares of capital stock of each Significant Subsidiary that is a corporation have been duly and validly authorized and issued and are fully paid, non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for the shares of each of Williams Production RMT Company, Barrett Resources International Corporation, Bargath Inc. and Barrett Fuels Corporation, or such as are subject to liens under Williams' $1,275,000,000 Amended and Restated Credit Agreement dated May 20, 2005, or such as are disclosed in the Prospectus or to the extent any such liens encumbrances, equities or claims would not have a Material Adverse Effect.

      (ii) To such counsel's knowledge, the Company and its Significant Subsidiaries each have all Licenses necessary to own, hold, or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as presently conducted, except where the failure to possess such Licenses would not reasonably be expected to have a Material Adverse Effect, and, to such counsel's knowledge, neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to revocation or modification of any such Licenses, except to the extent that any such revocation or modification would not reasonably be expected to have a Material Adverse Effect.

      (iii) The Company is not in violation of its charter or bylaws, and, to such counsel's knowledge, the Company is not (i) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any Material Contract, or (ii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except as disclosed in the Prospectus, and in the case of (i) and (ii), for such defaults or violations as are not reasonably expected to have a Material Adverse Effect.

      (iv) The Company Shares have been duly authorized for issuance and conform to the description thereof contained in the Prospectus. When any Company Shares are issued and delivered by the Company as provided in the Offer Material, such Company Shares will be validly issued, fully paid and nonassessable, and the stockholders of the Company have no preemptive rights with respect to the Company Shares.

      (v) To such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act.

      (vi) The (i) execution, delivery and performance by the Company of the Dealer Manager Agreement, (ii) making and consummation of the Offer by the Company (including but not limited to the issuance and delivery of Company Shares thereunder), (iii) use of the Offer Material and the filing of the Registration Statement, the Prospectus and the Schedule TO, and any amendments or supplements thereto and (iv) consummation by the Company of the transactions contemplated by the Dealer Manager Agreement, in each case, have been duly authorized by all necessary corporate action on the part of the Company and do not and will not contravene any law applicable to the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except in each case where such contravention would not reasonably be expected to have a Material Adverse Effect. This paragraph (vi) does not include any opinion regarding any federal or state securities or "blue sky" laws or regulations.

      (vii) The Company has filed all documents with the Commission that it is required to file, from and after January 1, 2005, under the 1934 Act.

      (viii) To such counsel's knowledge, other than as set forth or incorporated by reference in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or threatened against the Company or to which any of its properties are subject that would reasonably be expected to result in any Material Adverse Effect, or that would reasonably be expected to adversely affect the consummation of the transactions contemplated by the Offer or the other transactions contemplated in the Dealer Manager Agreement.

      (ix) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is subject which are required to be described and there are no contracts or other documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.

      (x) The Dealer Manager Agreement has been duly authorized, executed and delivered by the Company.

      Such counsel, or attorneys under such counsel's supervision, have participated in conferences with officers and other representatives of the Company, the Company's outside counsel, representatives of the independent registered public accountants of the Company, and representatives and counsel of the Dealer Managers at which the contents of the Registration Statement, the Prospectus and the Schedule TO and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Schedule TO (except as otherwise indicated above), such counsel advises you that, on the basis of the foregoing, no facts have come to such counsel's attention that have led such counsel to believe that, solely with respect to the description of federal and state laws and regulations, including regulations of the Federal Energy Regulatory Commission, applicable to the Company and its subsidiaries operating in the energy industry, and the effect of such laws and regulations on such business,
(a) the Registration Statement, as amended or supplemented, if applicable, at the time it was filed with the Commission or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) the Prospectus, as amended or supplemented, if applicable, as of its date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) the Schedule TO, as amended or supplemented, if applicable, (including the information incorporated by reference therein) at the time it was filed with the Commission or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      "INCORPORATED DOCUMENTS" means the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by such Annual Report.

      "MATERIAL CONTRACT" means all agreements and instruments included in the list of exhibits in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and Current Reports on Form 8-K filed subsequent to such Annual Report (except for employment agreements, stock option plans, stock election plans, stock incentive plans, officer and director indemnification agreements and deferred compensation plans, all of which are excluded).

                                                                       Exhibit B


                 FORM OF OPINION OF GIBSON, DUNN & CRUTCHER LLP,
                            COUNSEL FOR THE COMPANY,
                      TO BE DELIVERED PURSUANT TO SECTION 9

      [To Be Dated the Commencement Date or Acceptance Date, as Applicable]

      (i) It is not necessary, in connection with the execution, delivery and performance by the Company of the Dealer-Manager Agreement and the consummation of the Offer for the Company to obtain the approval of, or to make any filing with any governmental authority or regulatory body of the State of New York or the United States of America under any law or regulation currently in effect of the State of New York or the United States of America applicable to the Company that, in such counsel's experience, is generally applicable to transactions in the nature of those contemplated by the Dealer-Manager Agreement, except for such filings or approvals as already have been made or obtained. This paragraph
(i) does not include any opinion regarding any federal or state securities or "blue sky" laws or regulations.

      (ii) The execution, delivery and performance by the Company of the Dealer-Manager Agreement and the consummation of the Offer (i) do not and will not violate the Certificate of Incorporation or By-laws of the Company;(ii) do not and will not breach the terms of (a) any Material Contract, (b) any order, judgment or decree of any court or other agency of government identified to such counsel in an officers' certificate of the Company and attached to such opinion and in either case, based solely on our review of such Material Contracts, orders, judgments or decrees; and (iii) do not and will not violate any law or regulation of the State of New York or the United States of America applicable to the Company that, in such counsel's experience, is generally applicable to transactions in the nature of those contemplated by the Dealer-Manager Agreement. This paragraph (ii) does not include any opinion regarding any federal or state securities or "blue sky" laws or regulations.

      (iii) The Company is not and, after giving effect to the issuance of the Company Shares, will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended.

      "MATERIAL CONTRACT" means all agreements and instruments included in the list of exhibits in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and Current Reports on Form 8-K filed subsequent to such Annual Report (except for employment agreements, stock option plans, stock election plans, stock incentive plans, officer and director indemnification agreements and deferred compensation plans, all of which are excluded).

                                                                       Exhibit C


                 FORM OF LETTER OF GIBSON, DUNN & CRUTCHER LLP,
                             COUNSEL TO THE COMPANY,
                      TO BE DELIVERED PURSUANT TO SECTION 9

      [To Be Dated the Commencement Date or Acceptance Date, as Applicable]

      Such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent auditors of the Company and the Dealer Managers' representatives and counsel at which the contents of the Prospectus and related matters were discussed. Because the purpose of such counsel's professional engagement was not to establish or confirm factual matters and because such counsel did not independently undertake to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statement, Prospectus or Schedule TO, such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, Prospectus or Schedule TO except insofar as such statements specifically relate to us and except to the extent set forth in the final two sentences of the following paragraph.

      On the basis of the foregoing, and except for the financial statements and schedules, statistical information that is purported to have been provided on the authority of an expert or public official and other information of an accounting or financial nature included or incorporated by reference therein, as to which such counsel expresses no opinion or belief, no facts have come to such counsel's attention that led such counsel to believe: (a) that the Registration Statement, at the time it was filed with the Commission or as of the date hereof, or the Prospectus, as of its date or as of the date hereof, were not appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; (b) that Schedule TO, as of its date or as of the date hereof, was not appropriately responsive in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; or (c)(i) that the Registration Statement, at the time it was filed with the Commission or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that Schedule TO, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Also on the basis of the foregoing, such counsel is of the opinion that, insofar as the statements in the Prospectus under the captions "Description of Debentures" and "Description of Capital Stock" purport to summarize the documents referred to therein, such statements fairly present in all material respects the information required to be disclosed under the Securities Act and the rules and regulations of the Commission relating to registration statements on Form S-4 and prospectuses. Further, such counsel is of the opinion that the statements in the Prospectus under the caption "Material United States Federal Income Tax Consequences," to the extent they constitute descriptions of United States federal income tax laws, are accurate in all material respects.


                                      C-2